CAREVIEW COMMUNICATIONS, INC. 8-K

Exhibit 10.05

FOURTH AMENDMENT TO PROMISSORY NOTE

This Fourth Amendment to Promissory Note (this “Amendment”) is entered into effective as of March 31, 2020, by and between CareView Communications, Inc., a Nevada corporation (“Maker”) and Rockwell Holdings I, LLC, a Wisconsin limited liability company (“Holder”).

BACKGROUND

A.

Reference is hereby made to that certain Promissory Note dated as of January 31, 2017, made by Maker to the order of Holder in the original principal amount of $1,113,785.84, as amended by that certain Amendment to Promissory Note dated as of February 2, 2018; that certain Second Amendment to Promissory Note dated as of December 31, 2019; and that certain Third Amendment to Promissory Note dated as of January 31, 2020 (the “Promissory Note”). Pursuant to this Amendment, Maker and Holder are further amending the Promissory Note.

B.

Maker has advised Holder that, effective as of December 28, 2017, Maker has entered into a modification agreement requiring Maker to obtain the agreement of Holder that Maker shall not be obligated to make more than 50% of each principal payment in respect of the Promissory Note for a modification period commencing on January 1, 2018.

C.

Maker has advised Holder that it will need additional time to pay off the Promissory Note balance and make the final balloon payment. Maker and Holder have agreed to extend the term of the Promissory Note by one (1) year and continue the quarterly principal payments through September 30, 2020 with the final balloon payment due on December 31, 2020.

D.

Maker and Holder had agreed on a brief extension of time to make the proposed December 31, 2019 quarterly payment; from December 31, 2019 to January 31, 2020.

E.

Maker and Holder had agreed on a brief extension of time to make the proposed December 31, 2019 quarterly payment; from January 31, 2020 to February 10, 2020.

F.

Maker has advised Holder that it will need an additional brief extension of time to make the March 31, 2020 quarterly payment; from March 31, 2020 to April 16, 2020.

G.

For value received, Holder has agreed to amend the Promissory Note and the March 31, 2020 quarterly payment under the Promissory Note as provided below.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Amendment to Promissory Note. Maker and Holder agree that Section 1 of the Promissory Note is hereby deleted in its entirety and replaced with the following:

“a)

The Maker shall make quarterly principal payments of $100,000 (the “Original Quarterly Payment Amount”), with each payment being made on the last day of each fiscal quarter beginning with the first payment date of March 31, 2017, and continuing on the last business day of each subsequent calendar quarter through September 30, 2020, except for that certain Quarterly Payment Amount due on December 31, 2019 which will be now due on February 10, 2020 and that certain Quarterly Payment Amount due on March 31, 2020 which will be now due on April 16, 2020; provided, however, that Maker shall only be required to make quarterly principal payments of $50,000 (the “Modification Quarterly Payment Amount”) for the calendar quarter beginning on January 1, 2018 and for each subsequent calendar quarter as to which Maker provides to Holder a certificate of a duly authorized officer of Maker, on or about the date of such payment, referencing this Section 1(a) and certifying to Holder that, as of the date of such payment, Maker remains subject to a bona fide contractual obligation to make the Modification Quarterly Payment Amount rather than the Original Quarterly Payment Amount in respect of this Note.”

b)	The final payment due on December 31, 2020 shall be a balloon payment representing the remaining principal balance plus all accrued and unpaid interest.

2.

Ratification. The Promissory Note, as amended by this Amendment, is hereby ratified and confirmed in all respects and shall continue in full force and effect in accordance with its terms.

3.

Authority. Maker and Holder hereby represent and warrant that they have the full power and authority to agree to, enter into, execute and deliver and perform under this Amendment.

4.

Miscellaneous.

a.	This Amendment, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Texas.

b.	This Amendment may be executed by electronic transmission and in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.

c.	Holder shall promptly affix this Amendment to the Promissory Note.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

HOLDER:

ROCKWELL HOLDINGS I, LLC

By:	/s/ Matthew Bluhm
Name:	Matthew Bluhm
Title:	Trustee

MAKER:

CAREVIEW COMMUNICATIONS, INC.

By:	/s/ Steven G. Johnson
Name:	Steven G. Johnson
Title:	President and Chief Executive Officer

[Fourth Amendment to Promissory Note]